Exhibit 10.14

Amended and Restated Intercreditor Agreement
This Amended and Restated Intercreditor Agreement (this “Intercreditor Agreement”), originally made as of July 26, 2016 and amended and restated as of April 19, 2017, by and among LONGITUDE VENTURE PARTNERS II, L.P., a Delaware limited partnership in its capacity as the holder of the Longitude Obligations (defined below) (in such capacity, together with its successors and assigns in such capacity, the “Longitude Holder”), DENTAL INNOVATIONS BVBA, a private limited liability company organized under the laws of Belgium, in its capacity as collateral agent for the DI Holders (defined below) (in such capacity, together with its successors and assigns in such capacity, the “DI Collateral Agent”), ALPHAEON CORPORATION, a Delaware corporation (the “Borrower”), and EVOLUS, INC., a Delaware corporation (the “Guarantor”).
RECITALS:
WHEREAS, reference is made to the Second Amended and Restated Secured Convertible Bridge Note, dated as of April 19, 2017, amending and restating that certain Amended and Restated Secured Convertible Bridge Note, dated as of May 27, 2016 and amended and restated as of July 26, 2016, which amended and restated that certain Secured Convertible Bridge Note and Warrant Agreement, dated as of May 27, 2016 (as so amended and restated, and as further amended, modified, supplemented or restated and in effect from time to time, as permitted hereby, the “Longitude Note Agreement”) by and between the Borrower and the Longitude Holder. Reference is also made to that certain Guaranty and Security Agreement, dated as of April 19, 2017, by the Guarantor in favor of the Longitude Holder (as amended, amended and restated, supplemented or otherwise modified from time to time as permitted hereby, the “Evolus/Longitude Guaranty and Security Agreement”). All of the Borrower's and Guarantor’s obligations under the Longitude Note Agreement, the Evolus/Longitude Guaranty and Security Agreement and the other Longitude Documents (as defined below) are secured by Liens in the Collateral (as defined below) granted to the Longitude Holder pursuant to the Longitude Security Documents (as defined below); and
WHEREAS, reference is also made to the Amended and Restated Secured Convertible Note Purchase Agreement, dated as of April 19, 2017, amending and restating that certain Secured Convertible Note Purchase Agreement, dated as of July 26, 2017 (as amended, modified, supplemented or restated and in effect from time to time as permitted hereby, the “DI Note Agreement”) by and among the Borrower, the DI Collateral Agent and the purchasers from time to time party thereto (the “DI Holders”). Reference is also made to that certain Guaranty and Security Agreement, dated as of April 19, 2017, by the Guarantor in favor of the DI Collateral Agent for the benefit of the DI Holders (as amended, amended and restated, supplemented or otherwise modified from time to time as permitted hereby, the “Evolus/DI Guaranty and Security Agreement”). All of the Borrower’s and the Guarantor’s obligations under the DI Note Agreement, the Evolus/DI Guaranty and Security Agreement and the other DI Documents (as defined below) are secured by Liens in the Collateral pursuant to the DI Security Agreement (defined below).
AGREEMENT:
NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Definitions and Interpretation.
1.1    Definitions. The following terms shall have the following meanings in this Intercreditor Agreement.

“Agreement” means this Intercreditor Agreement, as amended, restated, renewed, extended, supplemented or otherwise modified from time to time.
“Bankruptcy Code” means Title 11 of the United States Code, as amended from time to time, or any similar federal or state law for the relief of debtors.
“Collateral” means all of the assets and other collateral granted by Borrower, the Guarantor and any other direct or indirect subsidiary of the Borrower under the Longitude Security Documents and the DI Security Documents.
“Conforming Amendment” means (a) any amendment to a provision of a Longitude Document that is substantively identical to a corresponding amendment to a comparable provision of a comparable DI Document; or (b) any amendment to a provision of a DI Document that is substantively identical to a corresponding amendment to a comparable provision of a comparable Longitude Document.
“DI Creditors” means, collectively, the DI Collateral Agent, each DI Holder, and each other holder from time to time of the DI Obligations.
“DI Default Notice” means a written notice delivered by the DI Collateral Agent to the Longitude Holder at any time that a DI Event of Default has occurred and is continuing, which notice describes the DI Event of Default in reasonable detail.
“DI Documents” means the DI Note Agreement, each DI Note issued thereunder, the DI Security Documents, and all agreements, documents and instruments entered into in connection therewith.
“DI Event of Default” means any Event of Default described in the DI Note Agreement or in any other DI Document.
“DI Holder” means each holder of a DI Note.
“DI Note” means each Note, as such term is defined in the DI Note Agreement.
“DI Obligations” means all obligations, liabilities and indebtedness of every nature of the Borrower, the Guarantor or any other direct or indirect subsidiary of the Borrower from time to time owed to the DI Creditors under the DI Documents, together with (a) any amendments, modifications, renewals or extensions thereof to the extent permitted hereby, and (b) any interest, fees and other charges accruing thereon or due or to become due with respect thereto after the commencement of any Insolvency Proceeding, without regard to whether or not such interest, fees and other charges constitute an allowed claim.
“DI Pledge and Security Agreement” means that certain Pledge and Security Agreement, dated as of July 26, 2016 and amended by a First Amendment to Pledge and Security Agreement, dated as of November 9, 2016 and by a Second Amendment to Pledge and Security Agreement, dated as of April 19, 2017, between the Borrower, as debtor thereunder, and the DI Collateral Agent, as secured party thereunder (as amended, modified, supplemented or restated and in effect from time to time, as permitted hereunder).
“DI Security Documents” means the DI Pledge and Security Agreement, the Evolus/DI Guaranty and Security Agreement, and any other security agreement or other document granting to the DI Collateral Agent a Lien on any assets of the Borrower, the Guarantor or any other direct or indirect subsidiary of the Borrower to secure the DI Obligations.
“DI Series 2 Notes” means the Series 2 Notes, as such term is defined in the DI Note Agreement.

“Enforcement Action” means an action under applicable law:
(a)    to foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under any Longitude Security Document or DI Security Document (including by way of set-off, recoupment notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);
(b)    to solicit bids from third persons to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Collateral;
(c)    to receive a transfer of Collateral in satisfaction of any obligation secured thereby; or
(d)    to otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Collateral at law, in equity, or pursuant to the Longitude Security Documents or the DI Security Documents.
“Evolus/DI Guaranty and Security Agreement” has the meaning set forth in the recitals hereto.
“Evolus/Longitude Guaranty and Security Agreement” has the meaning set forth in the recitals hereto.
“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, for each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.
“Intercreditor Agreement” has the meaning set forth in the introductory clause hereof.
“Lien” means any mortgage, pledge, hypothecation, assignment (as security), deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest, or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever having substantially the same economic effect as any of the foregoing (including any conditional sale or other title retention agreement and any capital lease).
“Longitude Creditors” means, collectively, the Longitude Holder and each other holder from time to time of the Longitude Obligations.
“Longitude Default Notice” means a written notice delivered by the Longitude Holder to the DI Collateral Agent at any time that a Longitude Event of Default has occurred and is continuing, which notice describes the Longitude Event of Default in reasonable detail.
“Longitude Documents” means the Longitude Note Agreement, the Longitude Security Documents, and all agreements, documents and instruments entered into in connection therewith.

“Longitude Event of Default” means any Event of Default described in the Longitude Note Agreement or in any other Longitude Document.
“Longitude Interest Payment Default means any Event of Default under the Longitude Note Agreement in respect of a failure by the Borrower to pay an interest payment thereunder on the due date thereof.
“Longitude Note Agreement” has the meaning set forth in the Recitals.
“Longitude Obligations” means all obligations, liabilities and indebtedness of every nature of the Borrower, the Guarantor and any other direct or indirect subsidiary of the Borrower from time to time owed to the Longitude Creditors under the Longitude Documents, together with (a) any amendments, modifications, renewals or extensions thereof to the extent permitted hereby, and (b) any interest, fees and other charges accruing thereon or due or to become due with respect thereto after the commencement of any Insolvency Proceeding, without regard to whether or not such interest, fees and other charges constitute an allowed claim.
“Longitude Pledge and Security Agreement” means that certain Amended and Restated Pledge and Security Agreement, dated as of May 27, 2016, amended and restated as of July 26, 2016, and amended as of April 19, 2017, amending and restating that certain Security Agreement, dated as of May 27, 2016, between the Borrower, as debtor thereunder, and the Longitude Holder, as secured party thereunder (as amended, modified, supplemented or restated and in effect from time to time).
“Longitude Principal Payment Default” means any Event of Default under the Longitude Note Agreement in respect of a failure by the Borrower to pay any principal thereunder (including any required principal prepayment) on the due date thereof.
“Longitude Security Documents” means the Longitude Pledge and Security Agreement, the Evolus/Longitude Guaranty and Security Agreement, and any other security agreement or other document granting to the Longitude Holder a Lien on any assets of the Borrower, the Guarantor or any other direct or indirect subsidiary of the Borrower to secure the Longitude Obligations.
“Longitude Standstill Period” means the period commencing on the date of delivery by the Longitude Holder to the DI Collateral Agent of a Longitude Default Notice and ending on the date that is the earliest of:
(a)    the commencement of an Insolvency Proceeding with respect to the Borrower or the Guarantor;
(b)    the acceleration of the DI Obligations; or
(c)    (i) with respect to a Longitude Interest Payment Default, 90 days after the delivery of such Standstill Notice, or (ii) with respect to a Longitude Principal Payment Default, 30 days after the delivery of such Standstill Notice.
“Permitted Protective Actions” means any actions by the Longitude Holder to (a) prevent its claims under Longitude Documents or with respect to the Longitude Obligations from being time-barred; (b) preserve the perfection of its security interest in the Collateral and its rights to receive any proceeds from the disposition of the Collateral consistent with the terms of this Intercreditor Agreement; (c) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the

Longitude Collateral, including, without limitation, any claims secured by the Collateral; and (d) taking any action to seek and obtain specific performance or injunctive relief to compel the Borrower, the Guarantor or any other debtor under a Longitude Document to comply with (or not violate or breach) an obligation under the Longitude Documents.
“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, governmental authority or other entity.
“UCC” means the Uniform Commercial Code as in effect in the state of Delaware from time to time.
1.2    Terms Generally.
(a)    All terms defined in the UCC, unless otherwise defined herein, shall have the meanings set forth therein.
(b)    The definitions of terms in this Intercreditor Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:
(i)    any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed, replaced or extended, to the extent permitted hereby;
(ii)    any reference herein to any Person shall be construed to include such Person's permitted successors and assigns;
(iii)    the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Intercreditor Agreement in its entirety and not to any particular provision hereof;
(iv)    any references to sections, subsections, clauses or paragraphs shall be references to sections, subsections, clauses and paragraphs in this Intercreditor Agreement;
(v)    the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”; and
(vi)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

2.	Lien Priorities and Security Interests.
2.1    Pro Rata and Pari Pasu Liens. The security interest in and Lien on the Collateral (i) granted to the DI Collateral Agent and each DI Creditor to secure the DI Obligations, and (ii) granted to the Longitude Holder and each Longitude Creditor to secure the Longitude Obligations, shall be and hereby are equal in priority and pari passu for all purposes, regardless of the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a Lien. The Lien priorities set forth in the immediately preceding sentence shall not be altered or otherwise affected by any amendment, modification, supplement, extension, renewal or restatement of any of the Longitude Obligations or the DI Obligations, by any failure to perfect any security interest in the Collateral, the avoidance or invalidation of the any Lien or by any other action or inaction which any party may take or fail to take with respect to the Collateral.
2.2    Prohibition on Contesting Liens. This Intercreditor Agreement shall not impose on the Longitude Holder or any other Longitude Creditor or the DI Collateral Agent or any other DI Creditor any obligations in respect of the disposition of proceeds of foreclosure of any Collateral which would conflict with prior perfected claims thereon in favor of any other Person or any order or decree of any court or other governmental authority or any applicable law. Subject to the terms and conditions of this Intercreditor Agreement (i) the DI Collateral Agent agrees for itself and on behalf of the DI Creditors that it will not at any time contest the validity, perfection, priority or enforceability of the Longitude Obligations, the Longitude Documents, or the liens and security interests of the Longitude Holder in the Collateral securing the Longitude Obligations; and (ii) the Longitude Holder agrees for itself and on behalf of the Longitude Creditors that it will not at any time contest the validity, perfection, priority or enforceability of the DI Obligations, the DI Documents, or the liens and security interests of the DI Collateral Agent in the Collateral securing the DI Obligations.
2.3    Requirement of Equal Liens. It is the intention of the Longitude Holder, on behalf of the Longitude Creditors, and the DI Collateral Agent, on behalf of the DI Creditors, that they shall have an equivalent Lien granted on all Collateral to secure the Longitude Obligations and the DI Obligations. The parties hereto agree that any Lien granted by the Borrower, the Guarantor or any other of the Borrower’s subsidiaries on any assets to secure the Longitude Obligations or the DI Obligations shall be granted in an equal manner and by equivalent documents to each of the Longitude Holder and the DI Collateral Agent to secure all of the Longitude Obligations and the DI Obligations (subject to the obligation to allocate the proceeds thereof as provided under Section 3(b) hereof).
2.4    Perfection.
(a)    Subject to Section 7, the Borrower and the Guarantor each covenants and agrees that upon any request of Longitude Holder or the DI Collateral Agent to perfect any Lien against any of the Collateral including, without limitation the filing of any intellectual property security agreements with the United States Patent and Trademark Office or the United States Copyright Office, or any successor thereto), its shall simultaneously take such perfection action in favor of both of the Longitude Holder and the DI Collateral Agent. The Longitude Holder and the DI Collateral Agent shall use reasonable efforts to provide notice to the other of taking such actions, provided that the failure to give any such notice shall not deprive the Longitude Holder or Longitude Creditor or DI Collateral Agent or any DI Creditor of any rights or remedies to which they are entitled hereunder or otherwise or subject any of them to any liabilities to the other party, the Borrower, the Guarantor or any other Person.
(b)    Notwithstanding Section 2.4(a) hereof,
(i)    The parties hereto acknowledge that a UCC financing statement has been filed with the Delaware Secretary of State against the Borrower in favor of the Longitude Holder perfecting a Lien against all personal property of the Borrower, and promptly upon the execution of the DI Security Documents, the DI Collateral Agent shall file an equivalent UCC financing statement with the Delaware Secretary of State;

(ii)    The parties hereto acknowledge that in connection with the execution of the Evolus/DI Guaranty and Security Agreement and the Evolus/Longitude Guaranty and Security Agreement, respectively, separate UCC financing statements will be filed with the Delaware Secretary of State against the Guarantor in favor of the DI Collateral Agent and in favor of the Longitude Holder, respectively, in each case perfecting a Lien against all personal property of the Guarantor;
(iii)    The DI Collateral Agent may obtain custody or control of any certificated securities, promissory notes, tangible chattel paper, negotiable documents or warehouse receipts or other possessory Collateral, which shall be held by the DI Collateral Agent for the benefit of the Longitude Creditors and the DI Creditors, as provided in Section 7 hereof;
(iv)    The DI Collateral Agent may enter into a control agreement in respect of any Collateral with any depository or other holder of deposit accounts or security accounts or any other holder of investment property), which Collateral shall be held by the DI Collateral Agent for the benefit of the Longitude Creditors and the DI Creditors, as provided in Section 7 hereof;
provided; however, that any proceeds obtained by the Longitude Holder and the DI Collateral Agent in connection with an Enforcement Action with respect to any and all the Collateral shall be allocated in accordance with Section 3(b) hereof.
2.5    Release of Lien With Respect to Series 2 Notes. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of a Qualified Transaction (as such term is defined in a DI Series 2 Note), in the event that the holder of such Series 2 Note elects to retain its Series 2 Note pursuant to Section 4.1(b) thereof, such Series 2 Note shall no longer be secured by the Collateral, and the provisions of Section 2.1, Section 2.2(ii), Section 2.3 and Section 2.4, shall no longer apply to the parties hereto with respect to such holder of such Series 2 Note. Such Series 2 Note that is unsecured as provided in this Section 2.5, shall not be entitled to the benefits of any Collateral and shall not share in the proceeds of any Collateral.

3.	Application of Collateral Proceeds.
(a)    Notwithstanding anything to the contrary contained in the Longitude Documents and the DI Documents, each of the Borrower, the Guarantor, the Longitude Holder (for itself and on behalf of each Longitude Creditor), and the DI Collateral Agent (for itself and on behalf of each DI Creditor) agree that (i) the occurrence of a DI Event of Default shall constitute a Longitude Event of Default, and (ii) the occurrence of a Longitude Event of Default shall constitute a DI Event of Default.
(b)    If a Longitude Event of Default or a DI Event of Default shall have occurred, whether or not any Insolvency Proceeding has been commenced by or against the Borrower, the Guarantor or any other debtor under any Longitude Document or any DI Document, the Collateral and any proceeds received in connection with any Enforcement Action upon, or other collection on, the Collateral upon the exercise of remedies shall be applied to the Longitude Obligations and the DI Obligations on a pari passu and pro rata basis, until the Longitude Obligations and the DI Obligations shall have been indefeasibly paid in full in cash. When the Longitude Obligations and DI Obligations have been indefeasibly paid in full in cash, the Longitude Holder and the DI Collateral Agent shall deliver promptly to the Borrower or the Guarantor (as applicable), or as a court of competent jurisdiction may direct, any Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements.
(c)    Should any proceeds of Collateral be received by the DI Collateral Agent that are owed to the Longitude Holder as provided in Section 3(b), the DI Collateral Agent shall receive and hold the same in trust for the benefit of the Longitude Holder and the other Longitude Creditors and shall forthwith deliver the same to the Longitude Holder for application to the Longitude Obligations, and, until so delivered, the same shall be held in trust by the DI Collateral Agent as the property of the Longitude Holder. Should any proceeds of Collateral be received by the Longitude Holder that are owed to the DI Collateral Agent or any DI Holder as provided in Section 3(b), the Longitude Holder shall receive and hold the same in trust for the benefit of the DI Collateral Agent and the other DI Creditors and shall forthwith deliver the same to the DI Collateral Agent for application to the DI Obligations, and, until so delivered, the same shall be held in trust by the Longitude Holder as the property of the DI Collateral Agent (as agent for the DI Creditors).
(d)    Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of a Qualified Transaction (as such term is defined in a DI Series 2 Note), in the event that the holder of such DI Series 2 Note elects to retain its DI Series 2 Note pursuant to Section 4.1(b) thereof, then such DI Series 2 Note shall no longer be secured by the Collateral, and provisions of this Section 3(b) and 3(c) including, without limitation, the provisions regarding the sharing of Collateral between the Longitude Holder, the DI Collateral Agent and the DI Creditors, shall no longer apply to the parties hereto with respect to such holder of such DI Series 2 Note. Such Series 2 Note that is unsecured as provided in this Section 3(d) shall not be entitled to the benefits of any Collateral and shall not share in the proceeds of any Collateral.
4.    Application of Certain Payments under the DI Notes and the Longitude Note Agreement. The DI Collateral Agent (for itself and on behalf of all of the DI Holders, who shall each be bound by the provisions of this Section 4 by their acceptance of their respective DI Note), the Longitude Holder, the Borrower and the Guarantor hereby agree as follows:
(a)    In the event that the Borrower (or the Guarantor, on behalf of the Borrower) does not make payment of all of the accrued and unpaid interest payable on the DI Notes as required under Section 1.2 of the DI Notes and all accrued and unpaid interest payable under the Longitude Note Agreement as required under Section 1.2 of the Longitude Note Agreement on any due date for the payment of such interest, then the interest payable by the Borrower (or the Guarantor, on behalf of the Borrower) under such sections of the DI Notes and the Longitude Note Agreement shall be paid to the DI Holders and the Longitude Holder entitled thereto on a pari passu and pro rata basis, until such interest is paid in full.
(b)    In the event that the Borrower (or the Guarantor, on behalf of the Borrower) does not make payment of (i) the entire Redemption Price (as defined in the DI Notes) plus accrued interest payable to all of the holders of the DI Notes on either the Maturity Date as required under Section 1.3 of the DI Notes or the date of prepayment under Section 1.4 of the DI Notes; and (ii) the entire Redemption Price (as defined in the Longitude Note Agreement) plus accrued interest payable to Longitude on either the Maturity Date as required under Section 1.3 of the Longitude Note Agreement or the date of prepayment under Section 1.4 of the Longitude Note Agreement; then such Redemption Price plus accrued interest thereon payable by the Borrower (or the Guarantor, on behalf of the Borrower) on the Maturity Date, as required under Section 1.3 of the DI Notes and Section 1.3 of the Longitude Note (or, if applicable, the date of prepayment under Sections 1.4 of each DI Note and Section 1.4 of the Longitude Note Agreement) shall be paid to the DI Holders and the Longitude Holder entitled thereto on a pari passu and pro rata basis, until such Redemption Price plus accrued interest is paid in full.
(c)    In the event that the Borrower (or the Guarantor, on behalf of the Borrower) does not make payment of all of the entire amounts payable to the holders of the DI Notes under Section 1.5 or Section 1.6 of the DI Notes and the entire amount payable to the Longitude Holder under Section 1.5 or Section 1.6 of the Longitude Note Agreement on the date required for such payment, as set forth therein, then such amounts payable by the Borrower (or the Guarantor, on behalf of the Borrower) to the DI Holders and the Longitude Holder under such sections of the DI Notes and the Longitude Note Agreement shall be paid to such DI Holders and the Longitude Holder entitled thereto on a pari passu and pro rata basis, until such amounts are paid in full.
(d)    Should any amounts be received by DI Holders or the Longitude Holders in excess of amounts that may be received by such DI Holders or the Longitude Holder under Sections 4(a), (b) or (c), then the DI Holders or Longitude Holder that received such excess amounts shall receive and hold the same in trust for the benefit of the Longitude Holder (with respect to any excess amounts received by the DI Holders) or for the benefit of the DI Holders (with respect to any excess amounts received by the Longitude Holders) and shall forthwith deliver the same to the party entitled thereof, and, until so delivered, the same shall be held in trust by the DI Holders as the property of the Longitude Holder (with respect to any excess amounts received by the DI Holders) or shall be held in trust by the Longitude Holder as the property of the DI Holder (with respect to any excess amounts received by the Longitude Holder).
5.    Notices of Events of Default; Enforcement Actions.
(a)    The Longitude Holder shall deliver to the DI Collateral Agent notice of any Longitude Event of Default promptly upon its knowledge thereof. The DI Collateral Agent shall deliver to the Longitude Holder notice of any DI Event of Default promptly upon its knowledge thereof. The failure to give any such notice under this clause (a) shall not deprive the Longitude Holder or Longitude Creditor or DI Collateral Agent or any DI Creditor of any rights or remedies to which they are entitled hereunder or otherwise or subject any of them to any liabilities to the other party, the Borrower, the Guarantor, or any other Person.
(b)    As long as any DI Note is secured by the Collateral, the Longitude Holder agrees that, upon the occurrence of any Longitude Event of Default and during the Longitude Standstill Period, it shall not pursue any Enforcement Action against the Collateral; provided, however, that nothing shall herein shall prevent the Longitude Holder from taking a Permitted Protective Action; provided further, that if a Longitude Event of Default is continuing at the end of the Longitude Standstill Period, the Longitude Holder may (but shall have no obligation to) pursue Enforcement Actions Against the Collateral (subject to the obligation to allocate the proceeds thereof as provided under Section 3(b) hereof). Notwithstanding the foregoing, in the event that all of the DI Notes have been either converted to equity pursuant to Section 4.1 of the applicable DI Note or, as applicable, retained as an unsecured DI Series 2 Note pursuant to Section 4.1(b) of the DI Series 2 Notes, then the provisions of this Section 4(b) shall no longer apply and Longitude shall have no restrictions on its pursuit of Enforcement Actions against the Collateral.
(c)    As long as any DI Note is secured by the Collateral, the DI Collateral Agent may (but shall have no obligation to) pursue Enforcement Actions against the Collateral at any time following a DI Event of Default (subject to the obligation to allocate the proceeds thereof as provided under Section 3(b) hereof). Notwithstanding the foregoing, in the event that all of the DI Notes have been either converted to equity pursuant to Section 4.1 of the applicable DI Note or, as applicable, retained as an unsecured DI Series 2 Note pursuant to Section 4.1(b) of the DI Series 2 Notes, then the provisions of this Section 4(c) shall no longer apply.
(d)    The obligations of the Longitude Holder under this Section 5 shall be for the benefit of the DI Collateral Agent and the DI Creditors only, and neither the Borrower nor the Guarantor nor any other direct or indirect subsidiary of the Borrower shall have any rights under this Section 5 including, without limitation, any rights to enforce any obligation of the Longitude Holder hereunder. The obligations of the DI Collateral Agent under this Section 5 shall be for the benefit of the Longitude Holder and the Longitude Creditors only, and neither the Borrower nor the Guarantor nor any other direct or indirect subsidiary of the Borrower shall have any rights under this Section 5 including, without limitation, any rights to enforce any obligation of the DI Collateral Agent hereunder.
6.    Modifications to Loan Documents. Until the Longitude Obligations and DI Obligations have been paid in full in cash,
(a)    The Borrower and the Longitude Holder shall not, without the prior written consent of the DI Collateral Agent, agree to any amendment, modification, or supplement to the Longitude Documents that would (i) increase the principal amount of the Longitude Obligations or the rate of interest applicable on the Longitude Obligations, (ii) change the dates for payment of interest under the Longitude Note Agreement, (iii) advance the final maturity date of the principal owing under the Longitude Note Agreement; (iv) impose on the Borrower or amend any representations, warranties, financial or operational covenants, events of default or remedies that are more restrictive or burdensome to Borrower than are contained in the Longitude Documents as in effect on the date of this Intercreditor Agreement. Subject to the foregoing, the Longitude Holder shall notify the DI Collateral Agent no less than five (5) Business Days prior to the date that any amendments are made to the Longitude Documents. At the election of the DI Collateral Agent, the DI Collateral Agent shall have the right to have a Conforming Amendment made to the DI Documents at the same time that such amendments are made to the Longitude Documents, and the Borrower hereby agrees that, upon the request of the DI Collateral Agent, it shall execute any and all documents necessary to cause such Conforming Amendment to be made to the DI Documents.
(b)    The DI Collateral Agent shall notify the Longitude Holder no less than five (5) Business Days prior to the date that any amendments are made to the DI Documents. At the election of the Longitude Holder, the Longitude Holder shall have the right to have a Conforming Amendment made to the Longitude Documents at the same time that such amendments are made to the DI Documents, and the Borrower hereby agrees that, upon the request of the Longitude Holder, it shall execute any and all documents necessary to cause such Conforming Amendment to be made to the Longitude Documents.
7.    Agent for Perfection. The DI Collateral Agent agrees that, with respect to any Collateral for which a security interest may only be perfected by possession, custody or control of such Collateral (including, without limitation, by means of execution of a control agreement), to the extent that the DI Collateral Agent holds such Collateral, the DI Collateral Agent shall be deemed to serve as the agent of Longitude Holder solely for purposes of perfecting the Liens and security interests of the Longitude Holder (subject to the obligation to allocate the proceeds thereof as provided under Section 3(b) hereof). The DI Collateral Agent shall have no duty or liability to protect or preserve any rights pertaining to any of the Collateral for the Longitude Holder or otherwise under this sentence, and the Longitude Holder hereby waives and releases the DI Collateral Agent from all claims and liabilities arising pursuant to its role as such representative; provided, however, such waiver shall not apply with respect to any such claim and/or liability to the extent it arises from the gross negligence or willful misconduct. It is understood and agreed that this Section 7 is intended solely to assure continuous perfection of the Liens granted to Longitude Holder under the Longitude Security Documents, and the DI Collateral Agent, on the one hand, and the Longitude Holder, on the other hand, shall not have by reason of this Section 7 a fiduciary relationship in respect to the other.
8.    Representations and Warranties.
8.1    DI Collateral Agent Representations and Warranties . The DI Collateral Agent hereby represents and warrants to the Longitude Holder that as of the date hereof:

(a)    the DI Collateral Agent has the power and authority to enter into, execute, deliver, and carry out the terms of this Intercreditor Agreement, all of which have been duly authorized by all proper and necessary action;
(b)    the execution of this Intercreditor Agreement by the DI Collateral Agent will not violate or conflict with the organizational documents of the DI Collateral Agent, the DI Documents or any law, regulation or order or require any consent or approval that has not been obtained; and
(c)    this Intercreditor Agreement is the legal, valid, and binding obligation of the DI Collateral Agent, enforceable against the DI Collateral Agent in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.
8.2    Longitude Holder Representations and Warranties. The Longitude Holder hereby represents and warrants to the DI Collateral Agent that as of the date hereof:
(a)    the Longitude Holder has the power and authority to enter into, execute, deliver, and carry out the terms of this Intercreditor Agreement, all of which have been duly authorized by all proper and necessary action;
(b)    the execution of this Intercreditor Agreement by the Longitude Holder will not violate or conflict with the organizational documents of the Longitude Holder, the Longitude Documents or any law, regulation or order or require any consent or approval that has not been obtained; and
(c)    this Intercreditor Agreement is the legal, valid, and binding obligation of the Longitude Holder, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles.
9.    Miscellaneous.
9.1    Conflict. In the event of any conflict between any term, covenant, or condition of this Intercreditor Agreement and any term, covenant or condition of the Longitude Documents or the DI Documents, the provisions of this Intercreditor Agreement shall control and govern.
9.2    Amendments; Modifications. This Intercreditor Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof. Any modification or waiver of any provision of this Intercreditor Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by the Longitude Holder and the DI Collateral Agent, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.
9.3    Successors and Assigns. This Intercreditor Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of the Longitude Creditors, the DI Collateral Agent, the DI Creditors, and shall be binding upon the successors and assigns of the Borrower.

9.4    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (or by e-mail as provided in paragraph (b) below), all notices and other communications provided for herein shall be made in writing and mailed by certified or registered mail, delivered by hand or overnight courier service as follows:

(i)	if to the Longitude Holder, to: Longitude Venture Partners II, L.P., 800 El Camino Real, Menlo Park, CA 94025, Attention: Carolyn Helms, e-mail: chelms@longitudecapital.com;

(ii)	if to the DI Collateral Agent, to: Dental Innovations BVBA, Henri van Heurckstraat 15, 2000 Antwerp Belgium, Attention: Simone Blank, e-mail: simone.blank@a1.net;

(iii)	if to the Borrower, to: Alphaeon Corporation, 18191 Von Karman Ave., Suite 500, Irvine, CA 92612, Attention: Jeffrey Plumer, e-mail: jeff.plumer@alphaeon.com;

(iv)	If to the Guarantor, to: Evolus, Inc., 1027 Garden Street, Santa Barbara, CA 93101, Attention: Murthy Simhambhatla, email: murthy.simhambhatla@alphaeon.com.
(b)    Each party hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Notices and other communications (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), and (iv) posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (iii) of notification that such notice or communication is available and identifying the website address therefor; provided that, in the case of clauses (ii), (iii) and (iv) above, if such notice, e-mail or other communication is not sent during the recipient’s normal business hours, such notice, e-mail or communication shall be deemed to have been sent at the recipient’s opening of business on the next business day.
(d)    Any party hereto may change its address or email address for notices and other communications hereunder by notice to the other parties hereto.
9.5    Further Assurances. Each party to this Intercreditor Agreement will promptly execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Intercreditor Agreement.
9.6    Headings. The section headings used in this Intercreditor Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

9.7    Counterparts; Integration; Effectiveness; Electronic Execution. This Intercreditor Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Intercreditor Agreement constitutes the entire contract among the parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto. This Intercreditor Agreement shall become effective when it shall have been executed by the Longitude Holder, the DI Collateral Agent, the Borrower and the Guarantor and when the Longitude Holder and the DI Collateral Agent shall have received counterparts hereof that together bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page to this Intercreditor Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Intercreditor Agreement.
9.8    Severability. In the event that any provision of this Intercreditor Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Intercreditor Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as to most fully achieve the intention of this Intercreditor Agreement.
9.9    Governing Law; Jurisdiction; Etc..
(a)    Governing Law. This Intercreditor Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Intercreditor Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of Delaware.
(b)    Dispute Resolution. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of California and to the jurisdiction of the United States District Court for the Central District for the purpose of any suit, action or other proceeding arising out of or based upon this Intercreditor Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Intercreditor Agreement except in the state courts of California or the United States District Court for the Central District, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Intercreditor Agreement or the subject matter hereof may not be enforced in or by such court.
(c)    WAIVER OF JURY TRIAL: SOLELY TO THE EXTENT ALLOWABLE UNDER APPLICABLE LAW, EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS INTERCREDITOR AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS INTERCREDITOR AGREEMENT, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND

VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
(d)    PRIVATE JUDGE. Each party hereto hereby agrees that, if the above waiver of the right to a trial by jury is not enforceable, any and all disputes or controversies of any nature arising under this Intercreditor Agreement at any time shall be decided by a reference to a private judge, mutually selected by the Longitude Holder and the DI Collateral Agent (or, if they cannot agree, by the Presiding Judge in the Central District of the State of California) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in the Central District of the State of California; and each party hereto hereby submits to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the in the Central District of the State of California for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. Each party hereto shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. Each party hereto agrees that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of the Longitude Holder or the DI Collateral Agent at any time to exercise self-help remedies, foreclose against Collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation and enforceability of this paragraph.
(e)    No Third-Party Beneficiaries. This Intercreditor Agreement is intended to define the rights and duties of the Longitude Holder and the other Longitude Creditors, on the one hand, and the DI Collateral Agent and the other DI Creditors, on the other hand; it is not intended that any third party (including the Borrower, the Guarantor, any other direct or indirect subsidiary of the Borrower, any other debtor under any DI Security Document or any Longitude Security Document, any bankruptcy trustee, receiver, or debtor-in-possession) shall benefit from it.
(f)    In Full Force and Effect After Insolvency Proceeding. In the event of the occurrence of an Insolvency Proceeding involving Borrower, the Guarantor or any other debtor under any DI Security Document or any Longitude Security Document, (i) this Intercreditor Agreement shall remain in full force and effect in accordance with Section 510(a) of the United States Bankruptcy Code, and (ii) the Collateral shall include, without limitation, all Collateral arising during or after any such Insolvency Proceeding.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first above written.

LONGITUDE VENTURE PARTNERS II, L.P.

By: Longitude Capital Partners II, LLC, its General Partner

By/s/ Juliet Tammenoms Bakker
Name: Juliet Tammenoms Bakker
Title: Managing Member

DENTAL INNOVATIONS BVBA

By/s/ Frank Laukoetter /s/ Didier Westen
Name: Frank Laukoetter Didier Westen
Title: Managing Director Managing Director

By____________________________________
Name:
Title:

ALPHAEON CORPORATION

By/s/ Robert Rhatigan
Name: Robert Rhatigan
Title: President

EVOLUS, INC.

By: /s/ Robert Grant
Name: Robert Grant
Title: President

Signature Page to Amended and Restated Intercreditor Agreement